As filed with the Securities and Exchange Commission on October 18, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

RADCOM LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

24 Raoul Wallenberg Street
Tel-Aviv 69719, Israel
+972-3-645-5055
(Address and Telephone Number of Registrant's Principal Executive Offices)

RADCOM Inc.
6 Forest Avenue, Paramus, NJ 07652
(201) 518-0033
(Name, Address, and Telephone Number of Agent for Service)

Copies to:

Oded Har-Even, Esq. Howard E. Berkenblit, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212)-660-3000	Shy S. Baranov, Adv. Zysman, Aharoni, Gayer & Co. 41-45 Rothschild Blvd. Beit Zion Tel Aviv 65784, Israel Tel: +972-3-7955555
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-210448

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Ordinary Shares, NIS 0.20 par value	$5,400,000	$$672.30

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The registrant previously registered an aggregate of $50,000,000 of its securities on a Registration Statement on Form F-3 (File No. 333-210448) declared effective by the Securities and Exchange Commission on May 4, 2016. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $5,400,000 is hereby registered.

(2) Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends, or similar transactions.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) and General Instruction IV of Form F-3. The contents of the Registration Statement on Form F-3 (File No. 333-210448), including the exhibits thereto, filed by Radcom Ltd. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on May 4, 2016, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.  Exhibits

Exhibit Number	Description

4.1
Memorandum of Association of the Company, as amended, incorporated herein by reference to the (i) Registration Statement on Form F-1 of RADCOM Ltd. (File No. 333-05022), filed with the SEC on June 12, 1996, (ii) Form 6-K of RADCOM Ltd., filed with the SEC on April 1, 2008 and (iii) Exhibit 99.2 to Form 6-K of RADCOM Ltd., filed with the SEC on November 23, 2015.

4.2	Amended and Restated Articles of Association of the Company, as amended, filed as Exhibit 1.2 to Form 20-F filed on March 29, 2016 (File No. 000-29452) and incorporated herein by reference.

5.1*	Opinion of Zysman, Aharoni, Gayer & Co.

23.1*	Consent of Kost Forer Gabbay & Kasierer, a member of EY Global, independent registered public accounting firm.

23.2 *	Consent of Zysman, Aharoni, Gayer & Co. (included in Exhibit 5.1).

24	Power of Attorney (included in the signature page of this registration statement).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Tel Aviv, Israel, on October 18, 2017.

RADCOM LTD.

By:	/s/ Ran Vered
Ran Vered, Chief Financial Officer

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Yaron Ravkaie	Chief Executive Officer (Principal Executive Officer)	October 18, 2017
Yaron Ravkaie

/s/ Ran Vered	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 18, 2017
Ran Vered

*	Chairwoman, Director	October 18, 2017
Heli Bennun

*	Director	October 18, 2017
Uri Har

*	Director	October 18, 2017
Irit Hillel

*	Director	October 18, 2017
Matty Karp

*	Director	October 18, 2017
Zohar Zisapel

*By: /s/ Yaron Ravkaie
Yaron Ravkaie
 Attorney-in-fact

Pursuant to the requirements of the Securities Act, as amended, the undersigned, the duly authorized representative in the United States of RADCOM Ltd. has signed this registration statement on October 18, 2017.

RADCOM Inc.

By:	/s/ Ran Vered
Name:	Ran Vered
Title:	Chief Financial Officer

Index of Exhibits

Exhibit Number	Description

4.1
Memorandum of Association of the Company, as amended, incorporated herein by reference to the Registration Statement on Form F-1 of RADCOM Ltd. (File No. 333-05022), filed with the SEC on June 12, 1996.

4.2	Memorandum of Association of the Company, as amended, incorporated by reference to (ii) Form 6-K of RADCOM Ltd., filed with the SEC on April 1, 2008.

4.3	Memorandum of Association of the Company, as amended, incorporated by reference to (iii) Exhibit 99.2 to Form 6-K of RADCOM Ltd., filed with the SEC on November 23, 2015.

4.4	Amended and Restated Articles of Association of the Company, as amended, filed as Exhibit 1.2 to Form 20-F filed on March 29, 2016 (File No. 000-29452) and incorporated herein by reference.

5.1*	Opinion of Zysman, Aharoni, Gayer & Co.

23.1*	Consent of Kost Forer Gabbay & Kasierer, a member of EY Global, independent registered public accounting firm.

23.2 *	Consent of Zysman, Aharoni, Gayer & Co. (included in Exhibit 5.1).

24	Power of Attorney (included in the signature page of this registration statement).

* Filed herewith.